                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549



                                  FORM 8-K/A
                               (Amendment No. 1)

                                CURRENT REPORT



                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



Date of Report (Date of Earliest Event Reported):  July 31, 1998
                                                 -------------------



                         Career Education Corporation
              --------------------------------------------------
              (Exact Name of Registrant as Specified in Charter)


          Delaware                   0-23245                     39-3932190
----------------------------       ------------              -------------------
(State or Other Jurisdiction       (Commission                  (IRS Employer
     of incorporation)             File Number)              Identification No.)


    2800 West Higgins Road, Suite 790, Hoffman Estates, IL         60195
    ------------------------------------------------------       ----------
           (Address of Principal Executive Offices)              (Zip Code)


       Registrant's telephone number, including area code (847) 781-3600
                                                          --------------

Item 7.   Financial Statements and Exhibits.


(a)  Financial Statements of Business Acquired.

     The following Financial Statements of Scottsdale Culinary Institute, Inc. are included on pages F-1 through F-10 of this Form 8-K/A:

     Report of Independent Public Accountants
     Balance Sheets as of December 31, 1997 and 1996 and June 30, 1998
     (unaudited)

     Statements of Operations and Retained Earnings for the years ended December 31, 1997 and 1996 and for the six months ended June 30, 1998 and 1997 (unaudited)

     Statements of Cash Flows for the years ended December 31, 1997 and 1996 and for the six months ended June 30, 1998 and 1997 (unaudited)

     Notes to Financial Statements

(b)  Pro Forma Financial Information.

     The following Pro Forma Financial Information is included on pages P-1 through P-4 of this Form 8-K/A:

     Unaudited Pro Forma Condensed Consolidated Balance Sheet
     Unaudited Pro Forma Condensed Consolidated Statements of Operations Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(c)  Exhibits.

     2.1* Asset Purchase Agreement dated as of July 1, 1998 by and among Scottsdale Culinary Institute, Inc., an Arizona corporation, The Frank G. and Elizabeth S. Leite Revocable Trust dated April 14, 1992, Frank G. Leite and Elizabeth S. Leite, and SCI Acquisition I, Ltd., a Delaware corporation.


_______________________________
*  Previously filed.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              CAREER EDUCATION CORPORATION



                              By: /s/ JOHN M. LARSON
                                  --------------------------------------------
                                    John M. Larson
                                    President and Chief Executive Officer



Dated:  September 29, 1998

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders' of

Scottsdale Culinary Institute, Inc.:


We have audited the accompanying balance sheets of SCOTTSDALE CULINARY INSTITUTE, INC. (a Delaware corporation) as of December 31, 1997 and 1996, and the related statements of operations and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Scottsdale Culinary Institute, Inc. as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.




ARTHUR ANDERSEN LLP

Chicago, Illinois
September 25, 1998

                      SCOTTSDALE CULINARY INSTITUTE, INC.

                                BALANCE SHEETS

                            (Dollars in thousands)

                                                    December 31
                                                 ----------------      June 30
                   ASSETS                         1997      1996         1998
---------------------------------------------    ------    ------    -----------
                                                                     (Unaudited)
CURRENT ASSETS:
 Cash and cash equivalents                       $  288    $  359       $  766
 Receivables, net of allowance for doubtful
   accounts of $5                                   388       264          375
 Inventories and other current assets                63        62           64
                                                 ------    ------       ------
           Total current assets                     739       685        1,205

PROPERTY AND EQUIPMENT, net of accumulated
  depreciation and amortization                     201       270          187

OTHER ASSETS                                         15        14           15
                                                 ------    ------       ------
TOTAL ASSETS                                     $  955    $  969       $1,407
                                                 ======    ======       ======

    LIABILITIES AND SHAREHOLDERS' EQUITY
---------------------------------------------
CURRENT LIABILITIES:
 Accounts payable, accrued expenses and other
  current liabilities                            $  199    $  251       $  163
 Deferred tuition revenue                           338       355          299
                                                 ------    ------       ------
           Total current liabilities                537       606          462

LONG-TERM DEBT, net of current portion               17        31           15

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
 Common stock, no par value; 1,000,000 shares
  authorized; 51,000 shares issued and
  outstanding at December 31, 1997,
  December 31, 1996 and June 30, 1998                51        51           51
 Additional paid-in capital                         145       145          145
 Retained earnings                                  205       136          734
                                                 ------    ------       ------
           Total shareholders' equity               401       332          930
                                                 ------    ------       ------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY       $  955    $  969       $1,407
                                                 ======    ======       ======

      The accompanying notes are an integral part of these statements.

                      SCOTTSDALE CULINARY INSTITUTE, INC.

                STATEMENTS OF OPERATIONS AND RETAINED EARNINGS

                             (Dollars in thousands)


                                                   For the Years      For the Six Months
                                                 Ended December 31      Ended June 30
                                                 -----------------    ------------------
                                                  1997       1996      1998        1997
                                                 -------   -------    -------    -------
                                                                          (Unaudited)
REVENUE:
 Tuition and registration fees, net               $4,428    $3,823     $2,469     $2,272
 Other, net                                          415       408        232        221
                                                  ------    ------     ------     ------
           Total net revenue                       4,843     4,231      2,701      2,493
OPERATING EXPENSES:
 Educational services and facilities               2,565     2,445      1,168      1,323
 General and administrative                        1,292     1,097        575        565
 Depreciation and amortization                        94       107         38         46
 Rent paid to related party                           62         -        162          -
                                                  ------    ------     ------     ------
           Total operating expenses                4,013     3,649      1,943      1,934
                                                  ------    ------     ------     ------
           Income from operations                    830       582        758        559

OTHER INCOME, net                                     62        33         11          5
                                                  ------    ------     ------     ------
NET INCOME                                           892       615        769        564
Retained earnings, beginning of period               136       250        205        136
Distributions to shareholders                       (823)     (729)      (240)      (206)
                                                  ------    ------     ------     ------
RETAINED EARNINGS, END OF PERIOD                  $  205    $  136     $  734     $  494
                                                  ======    ======     ======     ======

       The accompanying notes are an integral part of these statements.

                      SCOTTSDALE CULINARY INSTITUTE, INC.
                            STATEMENTS OF CASH FLOWS

                             (Dollars in thousands)

                                                                                       For the Years Ended    For the Six  Months
                                                                                            December 31          Ended June 30
                                                                                      ---------------------  ---------------------
                                                                                         1997       1996        1998       1997
                                                                                      ----------  ---------  ----------  ---------
                                                                                                                  (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                                             $ 892      $ 615       $ 769      $ 564
  Adjustments to reconcile net income to net cash provided by operating activities-
    Depreciation and amortization                                                           94        107          38         46
    Loss on disposal of asset                                                                3          1           -          1
    Changes in operating assets and liabilities --
      Receivables, net                                                                    (124)       (21)         13        (69)
      Inventories and other current assets                                                  (1)         7          (1)        (2)
      Accounts payable, accrued expenses and other current liabilities                     (44)        95         (36)       (29)
      Deferred tuition revenue                                                             (17)      (286)        (39)        62
                                                                                         -----      -----       -----      -----
            Net cash provided by operating activities                                      803        518         744        573
                                                                                         -----      -----       -----      -----
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment                                                       (28)      (134)        (24)        (3)
  Other assets                                                                              (1)         2           -          1
                                                                                         -----      -----       -----      -----
            Net cash used in investing activities                                          (29)      (132)        (24)        (2)
                                                                                         -----      -----       -----      -----
CASH FLOWS FROM FINANCING ACTIVITIES:
  Distributions to shareholders                                                           (823)      (729)       (240)      (206)
  Repayments of long-term debt                                                             (22)       (14)         (2)       (10)
  Proceeds from issuance of long-term debt                                                   -         31           -          -
                                                                                         -----      -----       -----      -----
            Net cash used in financing activities                                         (845)      (712)       (242)      (216)
                                                                                         -----      -----       -----      -----
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                       (71)      (326)        478        355
CASH AND CASH EQUIVALENTS, beginning of period                                             359        685         288        359
                                                                                         -----      -----       -----      -----
CASH AND CASH EQUIVALENTS, end of period                                                   288        359         766        714
                                                                                         =====      =====       =====      =====
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the period for interest                                                   2          2          16          -
                                                                                         =====      =====       =====      =====

        The accompanying notes are an integral part of these statements.

                      SCOTTSDALE CULINARY INSTITUTE, INC.


                         NOTES TO FINANCIAL STATEMENTS

   (Information for the Six Months Ended June 30, 1998 and 1997 is Unaudited)

1. DESCRIPTION OF THE BUSINESS

   Scottsdale Culinary Institute, Inc. (the "Company" or the "School") was incorporated in June 1986 for the purpose of operating a school to provide professional culinary education. The School, located in Scottsdale, Arizona, provides professional culinary education leading to an Associate of Occupational Studies degree in Culinary Arts and Sciences and Restaurant Management. The School also operates a restaurant open to the public.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   The financial statements and related notes thereto for the six months ended June 30, 1998 and 1997 are unaudited and have been prepared on the same basis as the audited financial statements included herein. In the opinion of management, such unaudited financial statements include all adjustments (consisting of normal recurring adjustments) necessary to present fairly information set forth herein. Operating results for the six months ended June 30, 1998 are not necessarily indicative of results that may be expected for the fiscal year ending December 31, 1998. The principal accounting policies of the Company are as follows:

   Concentration of Credit Risk

   The Company extends unsecured credit for tuition to a significant portion of the students who are in attendance at the School. A substantial portion of credit extended to students is repaid through the students' participation in federally funded financial aid programs under Title IV of the Higher Education Act of 1965, as amended ("Title IV Programs"). Approximately 55%, 58%, 55% and 57% of the Company's net revenue was collected from Title IV Program funds for the years ended December 31, 1997 and 1996 and for the six months ended June 30, 1998 and 1997, respectively. The Company generally completes and approves the financial aid packet of each student who qualifies for financial aid prior to the student's beginning class in an effort to enhance the collectibility of its unsecured credit. Transfers of funds from the financial aid programs to the Company are made in accordance with DOE requirements. Changes in DOE funding of federal student financial aid programs could impact the Company's ability to attract students.

   Cash and Cash Equivalents

   Cash and cash equivalents consists of cash in banks and money market funds.

   Restricted Cash

   Cash received from the U. S. Government under various student aid grant and loan programs is considered to be restricted. Restricted cash is held in separate bank accounts and does not become available for general use by the Company until the financial aid is credited to the accounts of students and the cash is transferred to an operating account. There is no restricted cash included in the cash and cash equivalents balance at December 31, 1997, December 31, 1996 and June 30, 1998.

   Inventories

   Inventories consisting principally of food and beverage, program materials, books and supplies are stated at the lower of cost, determined on a first-in, first-out basis or market.

   Property and Equipment

   Property and equipment are stated at cost. Depreciation and amortization are recognized utilizing the straight-line method over the related assets useful lives. Leasehold improvements and assets recorded under capital leases are amortized on a straight-line basis over the shorter of the estimated useful life of the asset or the lease term. The cost basis and estimated useful lives of property and equipment at December 31, 1997, December 31, 1996 and June 30, 1998, are as follows (dollars in thousands):

                                       December 31
                                 -----------------------   June 30
Asset Description                   1997        1996         1998        Life
-------------------------------- ----------- -----------  ----------  ----------
Classroom equipment and
 other instructional materials      $469        $492         $478     5-10 years
Leasehold improvements               265         266          280     3-10 years
                                 ----------- -----------  ----------
                                     734         758          758
Less -- Accumulated depreciation
 and amortization                    533         488          571
                                 ----------- -----------  ----------
                                    $201        $270         $187
                                 =========== ===========  ==========

   The Company reviews long-lived assets for impairment whenever events or circumstances indicate that carrying amounts may not be recoverable. To date, no such events or changes in circumstances have occurred. If such events or changes in circumstances occur, the Company will recognize an impairment loss if the undiscounted future cash flows expected to be generated by the asset (or acquired business) are less than the carrying value of the related asset. The impairment loss would adjust the asset to its fair value.

    Revenue Recognition

    Revenue is derived primarily from courses taught at the School. Tuition revenue is recognized on a straight-line basis during the period of instruction provided by the School. Other revenues consist of restaurant revenues and are recognized as services are performed. If a student withdraws, future revenue is reduced by the amount of refund due to the student. Refunds are calculated in accordance with federal, state and accrediting agency standards. Deferred tuition revenue represents the portion of tuition payments received but not earned and is reflected as a current liability on the balance sheet as such amount is expected to be earned within the next year.


    Marketing and Advertising Costs

    Marketing and advertising costs are expensed as incurred. Marketing and advertising costs included in general and administrative expenses were approximately $191,000, $221,000, $113,000 and $93,000 for the years ended
    December 31, 1997 and 1996 and the six months ended June 30, 1998 and 1997, respectively.


    Income Taxes

    The Company has elected to be treated as an S Corporation under the provisions of Subchapter S of the Internal Revenue Code. Accordingly, the shareholders of the Company are responsible for the federal taxes arising from its operations. Therefore, no provision or liability for federal income taxes has been included in these financial statements.


    Use of Estimates

    The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reported period. Actual results could differ from these estimates.


3.  LINE OF CREDIT

    At December 31, 1997 and December 31, 1996, the Company had available a line of credit providing for borrowings of up to $200,000, bearing interest at the bank's reference rate plus 1.5%. The note contains certain financial covenants and is guaranteed by the shareholders. The note was not utilized at December 31, 1997 and December 31, 1996, and expired in April 1998.

4.  COMMITMENTS AND CONTINGENCIES

    Regulatory

    The Company has federal financial assistance programs that are subject to ongoing program reviews by the DOE and Title IV program audits by external auditors. Based upon the results of such audits and reviews, the Company may have to repay funds previously granted to its students through loans and grants, and pay interest, fines and/or penalties. Management believes such amounts would be minimal and does not expect them to have a material effect on the results of operations of the Company.

    The Company is also required to meet certain financial and other standards in order to qualify to participate in Title IV programs. These include maintaining an acid test ratio (defined as cash, cash equivalents, and current accounts receivable to current liabilities) of at least 1:1, having a positive tangible net worth at the end of each fiscal year, to collect less than 85% of its education revenues from Title IV funds on an annual basis, not to have cumulative net operating losses during the most recent fiscal years that result in a decline of more than 10% of the Company's tangible net worth at the beginning of that two-year period, and a student default rate on their federal loans of not more than 25% for any three-year consecutive period, amongst others.


    Leases

    The Company leases equipment under capital leases expiring at various dates through 2002. In addition, the Company leases its school facility and certain equipment under noncancellable operating leases expiring at various dates through 2008. Rent expense, exclusive of taxes, insurance and maintenance of the facility and equipment for the years ended December 31, 1997 and 1996 and the six months ended June 30, 1998 and 1997 was approximately $436,000, $369,000, $191,000 and $220,000, respectively.

    Future minimum lease payments under these capital and operating leases as of June 30, 1998 are as follows:

                                               Capital    Operating
                                                Leases     Leases        Total
                                               -------   ----------   ----------
    Remainder of 1998                          $ 3,153   $  166,742   $  169,895
    1999                                         6,304      320,307      326,611
    2000                                         6,304      318,792      325,096
    2001                                         6,304      318,792      325,096
    2002                                         3,341      318,792      322,133
    2003                                             -      318,066      318,066
    2004 and thereafter                              -    1,205,750    1,205,750
                                               -------   ----------   ----------
                                                25,406   $2,967,241   $2,992,647
    Less - portion attributable to interest      6,904   ==========   ==========
                                               -------
    Principal payments                          18,502
    Less - Current portion                       3,527
                                               -------
                                               $14,975
                                               =======


    Litigation

    The Company is subject to occasional lawsuits, investigations and claims arising out of the normal conduct of its business. At June 30, 1998, the Company is not a party to any material legal action.


5.  RELATED-PARTY TRANSACTIONS

    Effective October 15, 1997, the Company leases its office and school space from an affiliated company operated by the Company's shareholders. Total rent expense under this agreement was approximately $62,000 and $162,000 for the year ended December 31, 1997 and the six months ended June 30, 1998, respectively. In addition, the Company loaned the affiliated company $6,500. This amount is included in receivables at December 31, 1997.

    As of June 30, 1998, the Company has guaranteed a $750,000 bank loan of an affiliated company. The Company's equipment serves as collateral for the loan.


6.  EMPLOYEE BENEFIT PLAN

    The Company maintains a contributory profit sharing plan established pursuant to the provisions of Section 401(k) of the Internal Revenue Code that provides retirement benefits for eligible employees of the Company. This plan requires matching contributions to eligible employees. The Company's matching contributions were approximately $12,500, $9,600, $9,300 and $0 for the years ended December 31, 1997 and 1996 and the six months ended June 30, 1998 and 1997, respectively.

7.  SUBSEQUENT EVENT

    On July 31, 1998, SCI Acquisition, Ltd., a wholly owned subsidiary of Career Education Corporation ("CEC"), purchased certain assets and assumed certain liabilities of the Company for a sales price, subject to certain adjustments, of approximately $9,500,000. Subsequent to the purchase, SCI Acquisition, Ltd. changed its name to Scottsdale Culinary Institute, Ltd.

                 CAREER EDUCATION CORPORATION AND SUBSIDIARIES
        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


The following unaudited pro forma condensed consolidated financial statements of Career Education Corporation and subsidiaries ("the Company" or "CEC") give effect to the acquisition of Scottsdale Culinary Institute, Inc. ("SCI"). The unaudited pro forma financial statements are filed by way of an amendment to the Company's Current Report on Form 8-K filed on August 14, 1998 which described the acquisition of SCI.

The unaudited pro forma condensed consolidated balance sheet as of June 30, 1998 and the unaudited pro forma condensed consolidated statements of operations of the Company for the year ended December 31, 1997 and the six months ended June 30, 1998 give effect to the acquisition. The acquisition is being accounted for as a purchase and the transaction is treated as if it had occurred on June 30, 1998 in the unaudited pro forma condensed consolidated balance sheet and as of January 1, 1997 for the unaudited pro forma condensed consolidated statements of operations. The unaudited pro forma condensed consolidated balance sheet as of June 30, 1998 and the unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 1998 were prepared from the unaudited historical balance sheets and statements of operations of the Company and SCI. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 1997 was prepared from the audited historical statements of operations of the Company and SCI.

All interim financial data used to develop the unaudited pro forma condensed consolidated balance sheet and unaudited pro forma condensed consolidated statements of operations are unaudited, but in the opinion of management, reflect all adjustments necessary (consisting only of normal recurring entries) for a fair presentation thereof. The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the consolidated financial position or consolidated results of operations of the Company that would have been reported had the acquisition occurred on the dates indicated, nor do they represent a forecast of the consolidated financial position of the Company for any future date or the consolidated results of operations of the Company in the future. Furthermore, no effect has been given in the pro forma statements of operations for synergies or cost savings, if any, that may be realized through the combination of the Company and SCI.

As stated above, the unaudited pro forma condensed consolidated financial statements reflect the acquisition using the purchase method of accounting. The acquired assets and liabilities of SCI are stated at values representing a preliminary allocation of the purchase price based upon the estimated fair market values at the date of acquisition. The final purchase accounting allocations will be determined based on the final appraised values, which could differ from the estimates used herein.

The following unaudited pro forma condensed consolidated financial statements and accompanying notes are qualified in their entirety by reference to, and should be read in conjunction with, the Company's Management's Discussion and Analysis of Financial Condition and Results of Operations included in its Annual Report on Form 10-K for the year ended December 31, 1997, its Quarterly Report on Form 10-Q for the six month period ended June 30, 1998, the audited financial statements of SCI as of December 31, 1997 and the unaudited financial statements of SCI as of June 30, 1998, both of which are also included within this amendment to the Company's Form 8-K filed on August 14, 1998.

                 CAREER EDUCATION CORPORATION AND SUBSIDIARIES

           UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                                 JUNE 30, 1998

                            (Dollars in thousands)

                                                          CEC          SCI      Pro Forma    Consolidated
                          ASSETS                       Historical  Historical  Adjustments    Pro Forma
-----------------------------------------------------  ----------  ----------  -----------   ------------
CURRENT ASSETS:
 Cash and cash equivalents                              $ 17,774      $  766   $  (500)(1)      $ 18,040
 Receivables, net                                         11,563         375        -             11,938
 Other current assets                                      4,530          64        -              4,594
                                                        --------      ------   -------          --------
           Total current assets                           33,867       1,205      (500)           34,572

PROPERTY AND EQUIPMENT, net                               44,026         187     1,705 (2)        45,918
INTANGIBLE ASSETS, net                                    37,693          -      7,534 (1)        45,227
OTHER ASSETS                                                 854          15        -                869
                                                        --------      ------   -------          --------
TOTAL ASSETS                                            $116,440      $1,407   $ 8,739          $126,586
                                                        ========      ======   =======          ========


        LIABILITIES AND STOCKHOLDERS' EQUITY
-----------------------------------------------------
CURRENT LIABILITIES:
 Accounts payable, accrued expenses and other
  current liabilities                                   $ 15,042      $  163    $  669 (3)      $ 15,874
 Deferred tuition revenue                                  5,302         299        -              5,601
                                                        --------      ------    ------          --------
           Total current liabilities                      20,344         462       669            21,475

LONG-TERM DEBT, net of current portion                    16,464          15     9,000 (1)        25,479

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
 Common stock                                                 71          51       (51)(1)            71
 Additional paid-in capital                               94,958         145      (145)(1)        94,958
 Accumulated other comprehensive income                    (500)           -        -               (500)
 Accumulated deficit                                    (14,897)         734      (734)(1)       (14,897)
                                                        --------      ------    ------          --------
           Total stockholders' equity                     79,632         930      (930)           79,632
                                                        --------      ------    ------          --------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY              $116,440      $1,407    $8,739          $126,586
                                                        ========      ======    ======          ========


        The accompanying notes are an integral part of these statements.

                  CAREER EDUCATION CORPORATION AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                     FOR THE SIX MONTHS ENDED JUNE 30, 1998

                (Dollars in thousands, except per share amounts)

                                                                    CEC           SCI         Pro Forma     Consolidated
                                                                 Historical    Historical    Adjustments     Pro Forma
                                                                 ----------    ----------    -----------    ------------
REVENUE:
 Tuition and registration fees, net                               $59,944        $2,469        $     -         $62,413
 Other, net                                                         4,978           232              -           5,210
                                                                  -------        ------        -------         -------
           Total net revenue                                       64,922         2,701              -          67,623
OPERATING EXPENSES:
 Educational services and facilities                               26,835         1,330              -          28,165
 General and administrative                                        30,133           575              -          30,708
 Depreciation and amortization                                      6,125            38            128(4)        6,291
 Compensation expense related to the offering                       1,961             -              -           1,961
                                                                  -------        ------        -------         -------
           Total operating expenses                                65,054         1,943            128          67,125
                                                                  -------        ------        -------         -------
           Income (loss) from operations                             (132)          758           (128)            498
INTEREST INCOME (EXPENSE), net                                       (740)           11           (416)(5)      (1,145)
                                                                  -------        ------        -------         -------
   Income (loss) before provision (benefit) for income taxes         (872)          769           (544)           (647)

PROVISION (BENEFIT) FOR INCOME TAXES                                 (366)            -             95 (6)        (271)
                                                                  -------        ------        -------         -------
NET INCOME (LOSS)                                                 $  (506)       $  769        $  (639)        $  (376)
                                                                  =======        ======        =======         =======
NET INCOME (LOSS) PER SHARE:
 Basic                                                            $ (0.08)                                     $ (0.06)
WEIGHTED AVERAGE SHARES OUTSTANDING:
 Basic                                                              6,072                                        6,072


                      FOR THE YEAR ENDED DECEMBER 31, 1997

                (Dollars in thousands, except per share amounts)

                                                                    CEC           SCI         Pro Forma     Consolidated
                                                                 Historical    Historical    Adjustments     Pro Forma
                                                                 ----------    ----------    -----------    ------------
REVENUE:
    Tuition and registration fees, net                            $74,842        $4,428        $     -         $79,270
    Other, net                                                      7,756           415              -           8,171
                                                                  -------        ------        -------         -------
        Total net revenue                                          82,598         4,843              -          87,441

OPERATING EXPENSES:
    Educational services and facilities                            34,620         2,627              -          37,247
    General and administrative                                     37,542         1,292              -          38,834
    Depreciation and amortization                                   8,121            94            239 (4)       8,454
                                                                  -------        ------        -------         -------
       Total operating expenses                                    80,283         4,013            239          84,535
                                                                  -------        ------        -------         -------
       Income from operations                                       2,315           830           (239)          2,906

INTEREST INCOME (EXPENSE), net                                     (3,108)           62           (833)(5)      (3,879)
                                                                  -------        ------        -------         -------
    Income (loss) before provision (benefit) for income taxes        (793)          892         (1,072)           (973)

BENEFIT FOR INCOME TAXES                                             (331)            -            (78)(6)        (409)
                                                                  -------        ------        -------         -------
NET INCOME (LOSS)                                                 $  (462)       $  892        $  (994)        $  (564)
                                                                  =======        ======        =======         =======
NET INCOME (LOSS) PER SHARE:
    Basic                                                         $ (0.60)                                     $ (0.73)

WEIGHTED AVERAGE SHARES OUTSTANDING:
    Basic                                                             768                                          768




        The accompanying notes are an integral part of these statements.

                         CAREER EDUCATION CORPORATION

   NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


The following adjustments were recorded in the unaudited pro forma condensed consolidated financial statements:

      1) Gives effect to CEC's purchase price of SCI consisting of a $500,000 cash payment and the issuance of a $9,000,000 note payable to the former owners of SCI and resulting goodwill of approximately $7,534,000 from the acquisition.

      2) To adjust the historical value of acquired fixed assets to their fair value based upon preliminary appraised values.

      3) Represents amount due to the former owners of SCI of approximately $319,000 as a result of purchase price adjustments and an accrual of approximately $350,000 for acquisition related fees.

      4) To record depreciation of property and equipment, based on preliminary appraised values and their remaining estimated useful lives (which range from 5 to 10 years) in excess of the historical amounts. Also gives effect to the amortization of goodwill (over an estimated useful life of 40 years) from the purchase of SCI of approximately $196,000 and $98,000 for the year ended December 31, 1997 and the six months ended June 30, 1998, respectively.

      5) To record interest expense related to the $9,000,000 note payable to the former owners of SCI at an assumed borrowing rate of 9.25% for the year ended December 31, 1997 and the six months ended June 30, 1998.

      6) Reflects an adjustment to record a provision for income taxes at an effective income tax rate of 42%.